EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2004 RESULTS

- Product and Product Related Revenue Increases by 22% Over Prior Year -

Santa Clara, Calif. — April 21, 2004 — Affymetrix, Inc., (Nasdaq: AFFX) today reported its results for the first quarter of 2004.  The Company reported a net loss of approximately $1.8 million or $0.03 per basic and diluted share in the first quarter of 2004, as compared to a net loss of $12.7 million or $0.22 per basic and diluted share in the first quarter of 2003.  This loss includes a charge of $8.1 million or $0.14 per share associated with the Company’s redemption of its 4.75% and 5.0% convertible subordinated notes.

Total revenue for the quarter was $78.6 million, of which $1.6 million was related to the sale of products and wafers to Perlegen Sciences, Inc., compared to total revenue of $66.8 million in the first quarter of 2003, of which $2.5 million was related to the sale of products and wafers to Perlegen.

Product and product related revenue increased to $74.6 million for the first quarter of 2004, compared to $61.1 million in the same period in 2003.  First quarter product sales included GeneChip® array revenue of $38.0 million and instrument revenue of $15.6 million.  Strong product sales resulted from continued adoption of the next-generation GeneChip scanner 3000 system, rapid adoption of new DNA analysis products, record reagent sales, and customer adoption of the Company’s single-chip, whole-genome expression products.   In addition, Affymetrix increased its installed base to more than 1,000 GeneChip systems.

Royalties and other revenue were $2.4 million for the first quarter of 2004 compared to $3.2 million in the first quarter of 2003.

Total operating costs and expenses were $70.8 million for the first quarter of 2004 compared to $76.5 million in the first quarter of 2003.

Cost of product and product related revenue was $23.6 million in the first quarter of 2004 compared to $19.0 million in the same period of 2003.  Product and product related gross margin was 68.4% in the first quarter of 2004 compared to 68.9% in the first quarter of 2003.

Research and development expenses were $17.3 million during the first quarter of 2004 compared to $15.9 million in the first quarter of 2003.

Selling, general and administrative expenses were $28.3 million for the first quarter of 2004 compared to $28.0 million in the first quarter of 2003.

Quarterly Highlights

•                  IBM and Affymetrix teamed to deliver tools to accelerate translational and information-based medicine.

•                  The Company continued to solidify its presence in the DNA analysis market with the following accomplishments:

•                  Affymetrix and the Translational Genomics Research Institute (TGen) partnered to offer genotyping services to collaborators using GeneChip DNA analysis products.

•                  New evidence for whole genome linkage in Bipolar Disorder discovered using Affymetrix GeneChip Mapping 10K array.

•                  NHGRI and UC Davis to conduct large scale SNP discovery in Drosophila melanogaster using Affymetrix arrays.

•                  The new GeneChip Mapping 100K Array Set now broadly available through an early technology access program.

•                  Affymetrix and the Centers for Disease Control and Prevention (CDC) developed a GeneChip brand array set for resequencing the entire smallpox genome.

•                  Affymetrix launched new rat and drosophila arrays in whole-genome, single-chip format for gene expression analysis.

•                  Affymetrix entered into an agreement with Aventis Pharmaceuticals on its High-Throughput GeneChip platform.

Financial Outlook

For the second quarter of 2004 the Company expects product and product related revenue of approximately $75 million, total revenue of around $78 million, and net income per diluted share of $0.03.

Affymetrix’ management team will host a conference call to review its operating results for the first quarter of 2004 and to provide financial guidance for the second quarter of 2004.  A live webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (888) 737-3798, international: (706) 643-2578 on April 21 at 2:00 p.m. PT.

A replay of the conference call will be available until 5:00 p.m. PT on April 28, 2004 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291; passcode for both: 6683630#. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution. By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve the quality of life. The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes. Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip platform, to address growing markets focused on understanding the relationship between genes and human health. Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2004, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, uncertainties relating to global economic weakness, the fluctuations in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2003 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.  CustomExpress is a trademark of Affymetrix, Inc.

— Financial Charts to Follow —

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2004	December 31, 2003
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$40,005	$275,928
Available-for-sale securities	171,726	183,955
Accounts receivable	65,144	71,343
Inventories	20,901	22,632
Prepaid expenses and other current assets	4,646	7,443
Total current assets	302,422	561,301
Property and equipment, net	62,421	62,611
Acquired technology rights, net	26,874	27,818
Goodwill	18,601	18,601
Notes receivable from employees	2,717	1,500
Other assets	26,862	28,333
	$439,897	$700,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,427	$69,646
Deferred revenue — current portion	34,686	30,019
Convertible subordinated notes — short-term	—	267,460
Other current liabilities	1,149	1,398
Total current liabilities	96,262	368,523
Deferred revenue — long-term portion	40,225	43,346
Other long-term liabilities	3,577	3,240
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	603	595
Additional paid-in capital	386,115	370,304
Notes receivable from stockholders	(440)	(428)
Deferred stock compensation	(4,861)	(5,185)
Accumulated other comprehensive loss	(1,092)	(1,572)
Accumulated deficit	(200,492)	(198,659)
Total stockholders’ equity	179,833	165,055
	$439,897	$700,164

Note 1:          The condensed consolidated balance sheet at December 31, 2003 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2003.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003
Revenue:
Product sales	$61,091	$46,754
Product related revenue	13,522	14,394
Total product and product related revenue	74,613	61,148
Royalties and other revenue	2,371	3,154
Revenue from Perlegen Sciences	1,649	2,509
Total revenue	78,633	66,811
Costs and expenses:
Cost of product sales	20,732	16,820
Cost of product related revenue	2,856	2,193
Cost of revenue from Perlegen Sciences	1,371	2,509
Research and development	17,296	15,905
Selling, general and administrative	28,269	27,975
Amortization of deferred stock compensation	324	695
Amortization of purchased intangibles	—	281
Charge for acquired in-process technology	—	10,096
Total costs and expenses	70,848	76,474
Income (loss) from operations	7,785	(9,663)
Interest income and other, net	1,075	2,375
Interest expense	(9,834)	(4,900)

Net loss before income taxes	(974)	(12,188)
Income tax provision	(859)	(534)
Net loss	$(1,833)	$(12,722)

Basic and diluted net loss per share	$(0.03)	$(0.22)

Shares used in computing basic and diluted net loss per share	59,903	58,549

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